EXHIBIT 24.1


                       [LETTERHEAD OF COOPERS & LYBRAND]

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Waste Technology Corp. on Form S-8 (File No. 33-_______________) of our report dated January 11, 1995, on our audit of the consolidated financial statements of Waste Technology Corp. and Subsidiaries as of October 31, 1994 and for the two years ended October 31, 1994 appearing in the Form 10-KSB of Waste Technology Corp., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.

                                                 Coopers & Lybrand L.L.P.


Jacksonville, Florida
June 19, 1995